SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  March 13, 1998




                       RESORT INCOME INVESTORS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



     Delaware                    1-10084               36-3593298
------------------            ------------           ---------------
(State of or other            (Commission            (IRS Employer
jurisdiction of               File Number)           Identification
incorporation)                                       Number)




150 South Wacker Drive, Suite 2900, Chicago, Illinois        60606
-----------------------------------------------------      ----------
(Address of principal executive offices)                   (Zip Code)




    Registrant's telephone number, including area code:  (312) 683-3323




       _____________________________________________________________
       (Former name or former address, if changed since last report)

















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ITEM 5.  OTHER EVENTS.

      On March 13, 1998, the federal district court in Denver, Colorado granted final approval to the settlements of both the federal securities law class action litigation and derivative litigation pending before it involving Resort Income Investors, Inc. (the "Company") and certain of its current and former officers, directors and auditors. In approving the settlement, the court held it was in all respects, fair, reasonable and adequate to the members of the class, the Company and all of the parties. The settlements will be effective 30 days after entry of the court's order granting final approval.

      In consideration for the settlement of the litigation, plaintiffs in the class action litigation on behalf of themselves and all class members and plaintiffs in the derivative actions on behalf of themselves and derivatively on behalf of the Company will provide releases to all defendants on the settlement's effective date. These releases will, among other things, release the defendants from any claims, whether known or unknown, that were or could have been asserted in the class action and derivative litigation, or in any way related to the Company, including, but not limited to, the sale or purchase of stock issued by the Company.

      The Board of Directors of the Company believes that the settlements are beneficial to the Company because its liquidation will be more readily accomplished now that the Company is unencumbered by the expense and uncertainty of defending the litigation.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

            99.1  Press Release of the Company dated March 16, 1998.



































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                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              RESORT INCOME INVESTORS, INC.
                              (Registrant)



DATE:  March 16, 1998         By:   /s/ John R. Young
                                    ------------------------------
                              Name:  John R. Young
                              Title: Chairman of the Board of Directors,
                                     Chief Executive Officer, President and
                                     Chief Financial Officer
















































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